Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We hereby consent to the inclusion in this Registration Statement on Form S-1 of our reports dated February 8, 2011 for Mainsteam Entertainment, Inc., relating to the respective financial statements as of September 30, 2010 and 2009, and for the period from inception to September 30, 2010, and the reference to our firm under the heading “Experts” in the amended Registration Statement.

/s/  M&K CPAS, PLLC

Houston, Texas

March 18, 2011